Abrams, Foster. Nole &Williams, PA.
Certified Public Accountants
2 Hamill Road, Suite 241
West Quadrangle
Baltimore, MD 21210-1886
(410) 433-6830 / Fax (410) 4336871

Mambar; American Institute of Certified Public Accountants
and Maryland Association of Certified Public Accountants

August 1, 2007

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

Dear Sir or Madame:

We have reviewed the Registration Statement Form SB-2 Amendment Tool for Univec, Inc. dated July 31, 2007. We agree with the contents therein and the filing of the document with the United States Securities and Exchange Commission.

Sincerely:,

ABRAMS, FOSTER, NOLE & WILLIAMS. P.A.
Certified Public Accountants

/s/  Arnold William, CPA
Arnold Williams, CPA
Managing Director

AW/tr